U.S. Securities and Exchange Commission
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12
The E.W. Scripps Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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The E.W. Scripps Company
Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting to Be Held at 10:00 a.m. ET, May 13, 2010.

The E.W. Scripps Company is providing Internet access to the proxy statement and annual report to shareholders rather than mailing paper reports. We believe this decision helps to conserve our environment and saves postage and printing expenses. The proxy statement and annual report are available at: www.proxydocs.com/ssp.

The annual shareholder meeting will be held at 10:00 a.m. on May 13, 2010 in Cincinnati, OH. The matters to be covered are noted below:
1.	Election of nine Directors (class A common shareholders will elect three directors and common voting shareholders will elect six directors);

2.	Adoption of The E. W. Scripps Company’s 2010 Long-Term Incentive Plan (common voting shareholders will vote on approval of the plan); and

3.	Other matters as may be put forth at the meeting.
The Board of Directors of The E.W. Scripps Company recommends voting for the director nominees identified in the proxy statement and for the adoption of the Company’s 2010 Long-Term Incentive Plan.
This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.
To view the proxy materials online, go to www.proxydocs.com/ssp.
How to vote
Shareholders on March 19, 2010, the record date, may vote online, by phone, by mail or in person. If you wish to vote online or by phone, you will need your Shareholder Control Number which can be found in the shaded box of this notice. No other personal information will be required in order to vote in this manner. We ask that you cast your vote promptly. Thank you for your continued support of The E.W. Scripps Company. Additional information on voting is available at www.proxydocs.com/ssp.

ACCOUNT NO.	# SHARES

Requesting a paper copy
If you want to receive a paper copy of these documents, you can request one by phone, on-line or by email. There is no charge to you for requesting a copy. Please make your request by April 23, 2010 to ensure delivery before our shareholder meeting.
Regardless of the manner in which you request a paper copy, you will need your Shareholder Control Number that can be found in the shaded box of this Notice. The phone number, web address and e-mail address follow:
➢	Call our toll-free number 866-648-8133;

➢	Visit our website at www.investorelections.com/ssp; or

➢	Send us an e-mail at paper@investorelections.com.
Please enter the Shareholder/Stockholder Control Number when prompted or, if you send us an e-mail, enter it in the subject line.
Attending the meeting in person
The annual shareholder meeting will be held at 10:00 AM (ET) at the Queen City Club, 331 E. Fourth Street, Cincinnati, OH 45202.
If you need assistance or directions, please contact the company by e-mail at secretary@scripps.com. Tickets are not required but shareholders will be asked to show identification.